UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DALECO RESOURCES CORPORATION

 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

DALECO RESOURCES CORPORATION

17 Wilmont Mews, 5th Floor

West Chester, Pennsylvania 19382

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 24, 2012

The Annual Meeting of Shareholders (the "Annual Meeting") of Daleco Resources Corporation (the "Company") will be held at 10:30 a.m., Eastern Standard Time, on May 24, 2012, at the Days Hotel West Chester and Conference Center, 943 South High Street, West Chester, Pennsylvania 19382.

The meeting will be held for the following purposes:

1.	To elect six directors, each for a term that expires in 2013 or until their successors are duly elected and qualified;

2.	To ratify the selection of Vasquez & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By action of the Board of Directors, only persons who are holders of record of shares of the Company at the close of business on April 16, 2012 will be entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Company’s Board of Directors. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. Alternatively, internet voting is available, as described in the proxy voting instructions on your proxy card. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Gary J. Novinskie
Interim Chief Executive Officer and President

April 20, 2012

DALECO RESOURCES CORPORATION

17 Wilmont Mews, 5th Floor

West Chester, Pennsylvania 19382

PROXY STATEMENT

General Information

This PROXY STATEMENT is furnished to the holders of Common Stock ("Shareholder" or "Shareholders") of Daleco Resources Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be used in voting at the Annual Meeting of Shareholders to be held May 24, 2012, at the Days Hotel West Chester and Conference Center, 943 South High Street, West Chester, Pennsylvania 19382, at 10:30 a.m., Eastern Standard Time, and any adjournments or postponements thereof (the "Annual Meeting"). The enclosed proxy card when completed and forwarded to the Company prior to the Annual Meeting will be voted in accordance with the instructions contained therein. The proposals referred to on the enclosed proxy card are described in this Proxy Statement. This Proxy Statement and enclosed proxy card will be mailed to shareholders on or about April 20, 2012.

A proxy may be revoked by the person giving it at any time prior to the commencement of the Annual Meeting. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation prior to the commencement of the Annual Meeting. The presence of a Shareholder at the Annual Meeting will NOT revoke his or her proxy unless specific notice thereof is given to the Secretary or Assistant Secretary of the Company.

The Company will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Company's shares. Proxies may be solicited by personal interview, mail, telephone and electronic communications through the efforts of officers and regular employees of the Company.

The Board has fixed the close of business on April 16, 2012 as the record date for the determination of Shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournments or postponements thereof. At April 16, 2012, the Company had outstanding and entitled to vote 49,287,204 shares of Common Stock, $0.01 par value ("Common Stock"), with each share of Common Stock entitling its holder to one vote. The Outstanding Shares were held by approximately 1,800 Shareholders of record. The holders of the Company's Series B Preferred Stock are not entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for those shares but fail to vote those shares on some matters.

If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

Notice will be mailed to Shareholders on or about April 20, 2012, that this Proxy Statement, the 2011 Annual Report to Shareholders and the Proxy Card may be accessed either electronically or be sent in paper form, at the election of a Shareholder.

SHAREHOLDER PROPOSALS

Shareholders desiring to present proposals to include nominees to the Board for consideration at the Company's next annual meeting of Shareholders must have their proposal received by the Company no later than September 30, 2012, to be considered for inclusion in the Company's Proxy Statement for the next annual meeting of the Shareholders. Should any proposal be submitted after September 30, 2012, it may be omitted by the Company from the proxy statement relating to that meeting. No Shareholder of the Company has submitted to the Company either a nominee for the Board or any other matter to be considered by the Shareholders at the Annual Meeting through the date of this Proxy Statement. Shareholder proposals must be submitted in writing to the attention of the Company’s Secretary at the following address: Daleco Resources Corporation, Attention: Corporate Secretary, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382.

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Voting Requirements

The following are the voting requirements for the items of business listed on the Notice of Annual Meeting of Shareholders that are expected to be conducted at the Annual Meeting, along with an explanation of how broker non-votes and abstentions will be treated for purposes of each proposal:

1.	Proposal One: The election of the director nominees requires the favorable vote of a majority of all votes cast by the holders of the Common Stock entitled to vote on this matter at a meeting at which a quorum is present. Broker non-votes and proxies marked "Withhold" will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect on the outcome of this proposal.

2.	Proposal Two: The ratification of the Company's independent registered public accounting firm for the year ending September 30, 2012 also requires the favorable vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

VOTING

Quorum and Vote Required

The presence, in person or by proxy, of A MAJORITY of the Outstanding Shares is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the Outstanding Shares represented in person or by proxy at the Annual Meeting is required to pass any matter put to a vote at the Annual Meeting.

When voting by proxy, Shareholders should specify their election as to each matter to be voted upon. If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted “FOR” that matter.

With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld and abstentions will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

Broker Non-Votes

Brokers who hold Outstanding Shares in street name for clients may only vote those shares if instructed by the Shareholders. Thus, it is imperative that each Shareholder instruct his/her/its broker how to vote on the issues presented for consideration. The Company believes that brokers who do not receive instructions are entitled to vote those shares with respect to the ratification of the selection of the independent registered public accounting firm but not with respect to Proposal One. Outstanding Shares not voted by brokers under such circumstances are referred to as “broker non-votes.” Broker non-votes will NOT be counted as votes cast on a proposal other than the ratification of the selection of the independent registered public accounting firm for which a Broker non-vote will be deemed a vote FOR the ratification of Vasquez & Company LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2012.

Householding

Unless it has received instructions to the contrary, the Company will send only one notice of the electronic or paper availability of its Annual Report, Proxy Statement and Notice of Annual Meeting to each household in which two or more Shareholders reside if the Company has reason to believe that the Shareholders are members of the same family or share a custodial relationship. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses.

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If you would like to receive your own set of the Company's annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, please follow these instructions:

If your shares are registered in your own name, please contact our transfer agent and inform them of your request to revoke or institute householding by calling them at (800) 542-1061, or writing to them at Broadridge Corporate Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, PA 19103. Within 30 days of your revocation, the Company will send individual documents. If a bank or other nominee holds your shares, please contact your bank, broker or other nominee directly.

If you are accessing the Company’s annual disclosure documents electronically, you may do so without having to contact the Company’s transfer agent.

Proxy

Shareholders will have the option of voting electronically, by phone or by mail. Neither electronic voting, nor voting by phone, nor the execution and submittal of a paper proxy will affect a Shareholder’s right to attend the Annual Meeting and vote in person. Any Shareholder giving a proxy, whether in electronic or paper form, has the right to revoke it by giving written notice of revocation to the Secretary of the Company, by delivering a subsequently executed proxy card bearing a later date or by voting in person at the Annual Meeting prior to the proxy being voted.

Proxy Solicitation

In addition to soliciting proxies through the mail, the Company’s Directors, officers and employees may solicit proxies in person, by telephone or the Internet. Brokerage firms, nominees, custodians, and fiduciaries may also be requested to forward proxy materials to the beneficial owners of Outstanding Shares held of record by them. All expenses incurred in connection with the Annual Meeting will be borne by the Company.

PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

The current Board currently consists of six directors who were elected to serve until this Annual Meeting or until their successors are duly elected and qualified. The directors elected at the Annual Meeting, and who qualify to serve, will serve until their successors are elected at the Annual Meeting to be held in 2013 and until their successors are duly elected and qualified. The Board is authorized to be comprised of a total of nine directors, but only six persons are nominated for election to the Board.

Under the provisions of the Agreement and Plan of Reorganization dated September 19, 2000 between Clean Age Minerals, Inc. (“CAMI”) and the Company, the former shareholders of CAMI had the right to designate two nominees to sit on the Board of Directors of the Company and CAMI, one of whom was to be Robert E. Martin; however, the other was not formally identified. Mr. Martin resigned from the Board in May 2005. In January 2008, the Board of Directors elected Mr. Martin to serve as a Director of the Company and as a director of CAMI.

Required Vote

The shares represented by the enclosed proxy will be voted at the Annual Meeting as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominees listed below. All of the nominees are currently members of the Board. If any nominee becomes unavailable for any reason or if another vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted by the holders of such proxy in their sole discretion.

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The names and ages of the Company's nominees for directors; their principal occupations during the past five years; their specific experiences, qualifications, attributes or skills that qualify them to serve as directors; and certain other information are listed below. Each of the nominees is a director standing for re-election. Each nominee has consented to stand for election for a term expiring at the Company's 2013 Annual Meeting of Shareholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board will designate a new nominee and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below by executing and returning the enclosed proxy card.

Nominees and Business Experience

Lord Gilbert [John] (85)

Lord Gilbert has been a member of the Board since November 2003 and is the Chairman of the Audit Committee of the Board. Lord Gilbert served as U.K. Minister of State for Defense Procurement from 1997 to 1999, and is a member of the House of Lords and the Privy Council. He first entered Parliament in 1970 and served as Financial Secretary to the Treasury (1974-75), Minister for Transport (1975-76), and Minister of State for Defense (1976-79). During the Conservative government, he was Senior Opposition member of the Select Committees on Defense and Trade and Industry and the Committee on Intelligence & Security. A Chartered Accountant, Lord Gilbert was educated at St. John’s College, Oxford, and New York University, where he earned a Ph.D. in International Economics. His early career included work with Price Waterhouse and Canadian Business Services, Toronto, and as Assistant Vice President, Business Development at the Bank of America International in New York. He is a Fellow of the Royal Geographic Society and a member of the Trilateral Commission, and he has served several companies on both sides of the Atlantic as an advisor and board member.

David A. Grady (66)

Mr. Grady has been a member of the Board since September 2007 and the Secretary of the Company since February 2009. Mr. Grady is the Chairman of the Nominating and Governance Committee of the Board and serves as a member of the Compensation and the Non-qualified Independent Director Stock Option Plan Committees of the Board. Mr. Grady is an attorney with concentrations in wealth management and business, securities, real estate and construction matters. From 2004 to 2007, Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., a privately held national firm based in Albuquerque, New Mexico, with business interests and activities in oil and gas, renewable energy, minerals, real estate, environmental assessment and remediation services, and government facilities management and operation. Mr. Grady received his B.A. from Yale University in 1967 and his J.D. from the University of New Mexico in 1975. Mr. Grady's background includes U.S. Army Intelligence, mainframe computer sales and systems engineering with IBM in New York City, computer hardware export/import and computer software design/development (including financial and management information systems) with his own firm in Southeast Asia. He has been a film and multimedia producer as well as a principal in a number of technology development firms and the owner/developer of several commercial, industrial, and multifamily real estate projects. Mr. Grady has served on the boards of directors of many business and nonprofit organizations.

Carl A. Haessler (52)

Mr. Haessler has been a member of the Board since April 2008 and has been a director of CAMI since January 2008. Mr. Haessler is a Brokerage and Insurance Specialist with Pacific Investment Securities in Portland, Oregon, as well as an Independent Business Consultant. From 1993 to September 2000, he served as Vice President, Chief Financial Officer and a Director of CAMI. Prior to that period, he held financial positions with Massachusetts Mutual in Portland, Oregon as an Investment Specialist and Salomon Brothers Inc. as a Fixed Income Trader & Internal Consultant in New York. Early in his career, Mr. Haessler also held the position of Operation Geologist for E & P Consulting International, an independent oil company located in Los Angeles. He received an A.B. degree, majoring in mathematics and economics and a minor in geology, from Dartmouth College in 1981, and his M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College in 1987.

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Robert E. Martin (83)

Mr. Martin has been a member of the Board since April 2008 and has been a director and the President of Clean Age Minerals, Inc., a wholly-owned subsidiary of the Company (“CAMI”), since January 2008. Mr. Martin serves as a member of the Non-qualified Independent Director Stock Option Plan Committee of the Board. From September 2000 to May 2005, Mr. Martin was a member of the Board. From 1994 to September 2000 (when the Company acquired CAMI), Mr. Martin was a director and officer of CAMI and its affiliates. Mr. Martin previously was a Regional Vice President for Kaiser Aluminum, Vice President of Sales and Executive Vice President for Lively Equipment Company, and the owner of R.E. Martin Investments and R.R. Martin Sales. Mr. Martin is a retired Brigadier General in the U.S. Air Force Reserve. Mr. Martin is a graduate of Park University. He obtained a Master’s degree equivalent in Electrical Engineering through a joint program between the U.S. Air Force and the University of Denver. He also attended Tulsa University Law School and did post graduate work at Oklahoma State University and the University of Oklahoma.

Charles T. Maxwell (80)

Mr. Maxwell has been a member of the Board since January 2006. Mr. Maxwell is Chairman of the Compensation Committee of the Board and serves as a member of the Audit, Compensation, Nominating and Governance and Non-qualified Independent Director Stock Option Plan Committees of the Board Committees of the Board. Mr. Maxwell was educated at Princeton University as an undergraduate and Oxford University as a graduate. Mr. Maxwell entered the oil industry in 1957 and worked for Mobil Oil Company for 11 years in the United States, Europe, the Middle East and Africa. His background has been in four traditional sectors of the industry - producing, refining, transportation, and marketing. In 1968, Mr. Maxwell joined a well-known Wall Street Firm as an oil analyst. In polls taken by Institutional Investor magazine, Mr. Maxwell was ranked by the US financial institutions as the No. 1 oil analyst for the years 1972, 1974, 1977 and 1981-1986. In addition, for the last 22 years, he has been an active member of an Oxford based organization comprised of OPEC and other industry executives from 30 countries who meet twice a year to discuss trends within the energy industry. Mr. Maxwell is currently affiliated with Weeden & Co., LLP, of Greenwich, Connecticut. Mr. Maxwell is also a director of Chesapeake Energy Corp.

Gary J. Novinskie (61)

Mr. Novinskie is the interim Chief Executive Officer, President and Chief Financial Officer of the Company. Mr. Novinskie has been the interim Chief Executive Officer of the Company since August 2007. Mr. Novinskie has been the President and Chief Financial Officer of the Company since October 1996 and was previously the Chief Operating Officer of Deven Resources, Inc. Mr. Novinskie has been a member of the Board since August 2007. Prior to his employment with Deven Resources, Inc., Mr. Novinskie was a Vice President of Broad Street Financial Company, a privately held holding company in Columbus, Ohio for four years. Mr. Novinskie also served as the President of Omni Exploration, Inc., a public oil and gas company for seven years, as Vice President in the Energy Lending Department of the Huntington National Bank in Cleveland, Ohio, and has held various engineering and management positions during his career with Amoco Production Company at various locations throughout the United States. Mr. Novinskie holds a B.S. from the Pennsylvania State University in Petroleum and Natural Gas Engineering, and an M.B.A from Case Western Reserve University, majoring in Banking and Finance.

CORPORATE GOVERNANCE

The Board has standing Audit, Compensation, Non-qualified Independent Director Stock Option Plan and Nominating and Governance Committees. In addition, the Board of Directors has adopted a corporate governance program that includes a Corporate Governance Policy and a Code of Business Ethics. The charters of the Audit, Compensation and Nominating and Governance Committees and the Corporate Governance Policy and Code of Business Ethics are posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

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Director Independence - The Board and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board does not believe that any of its nonemployee members have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board has identified and determined that Messrs. Gilbert, Grady, Haessler and Maxwell are independent directors. In determining that Mr. Grady is an independent director, the Board considered that from 2004 to August 2007 Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., which is the Company’s partner in developing the Company’s kaolin deposit in New Mexico. Since August 2007, Mr. Grady has served as independent counsel to Tecumseh Professional Associates, Inc. Mr. Grady has no direct involvement with the Company’s relationship with Tecumseh Professional Associates, Inc. as he has agreed to abstain on any matter involving that relationship.

Board Attendance - Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board at that time attended the 2011 Annual Meeting of Shareholders except Messrs. Haessler and Maxwell. Each of the current members of the Board is expected to attend the 2012 Annual Meeting, except Mr. Grady. The Board held a total of seven meetings during fiscal 2011. Each director attended at least 75% of the aggregate meetings of the Board except Messrs. Haessler and Maxwell. Each director attended at least 75% of the aggregate meetings of the committees on which they served during fiscal 2011.

Board Leadership Structure - Mr. Novinskie, the Company's interim Chief Executive Officer, generally serves as the chairman at meetings of the Board. The Board believes that the Company and its shareholders are best served by retaining the Board's flexibility to allocate the responsibilities of Chairman of the Board and Chief Executive Officer (“CEO”) in any way that is in the best interests of the Company at any future point in time. Adopting a policy that restricts the Board's discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO) would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

The Board has not yet amended its Corporate Governance Policy to provide that the Company shall have a Lead Independent Director at any time during which the positions of Chairman of the Board and CEO are held by the same person. The Board intends to amend the Corporate Governance Policy, such that the Lead Independent Director:

•	Works closely with the Chairman to approve the information presented to the Board and set and approve meeting agendas and meeting schedules;
•	Chairs meetings of the Board in the absence of the Chairman;
•	Oversees meetings of the independent directors, including executive sessions of the nonemployee directors;
•	Serves as the principal liaison between the independent directors and the Chairman;
•	Takes a leading role in the Board evaluation process; and
•	Has the authority to call meetings of the independent directors from time to time.

The CEO serves as a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges, especially in light of the Company’s lack of liquidity and capital resources. In short, the Board believes that a Chairman who is a member of the management team is well situated to oversee and execute the Company’s strategy and business plans to maximize shareholder value. The Board believes that Board independence and oversight of management are effectively maintained through the Board's current composition and committee system.

Board Role in Risk Oversight - The Board, together with the Audit Committee and the Compensation Committee, are primarily responsible for overseeing the Company's risk management. Management of the Company has not formed an Enterprise Risk Management Committee, or “ERM Committee.” The Chief Financial Officer, Chief Accounting Officer and general counsel generally act in such role as an ERM Committee. The primary responsibility of such informal ERM Committee is to promote the development of sound policies, procedures and practices for managing the Company’s material risks and to report the results of the informal ERM Committee's activities to the Audit Committee. The informal ERM Committee provides the Audit Committee with reports on a regular basis and the full Board is provided an overview of key risks from various members of senior management. In addition, the Compensation Committee oversees risk requiring its expertise, such as those related to incentive compensation programs and policies.

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Although the Board and its committees oversee risk management for the Company, management is responsible for the day-to-day management and mitigation of the Company’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks and has no effect on the Board's leadership structure.

Director Qualifications - The Nominating and Governance Committee will look for candidates who possess qualifications that meet our strategic needs; possess the highest personal and professional ethics, integrity and values; have an understanding of our business; have diverse experiences in key business, financial and other challenges that are faced by a publicly held company; and represent the long-term interest of our shareholders. In particular, the Nominating and Governance Committee will look for candidates with special and diverse experience in areas such as management of public companies or other organizations; oil and gas production and exploration companies; mineral companies; investment banking or the banking industry; accounting and finance; and retail/mass marketing experience. We expect our directors to represent all shareholders rather than special interest groups or any group of shareholders.

Corporate Governance Principles - The Board adopted a set of Corporate Governance Policy in 2008. The Corporate Governance Policy principles relate to the role, composition, structure and functions of the Board. The Nominating and Governance Committee is responsible for periodically reviewing the Corporate Governance Policy and recommending any changes to the Board.

Code of Business Ethics - The Corporation has adopted a Code of Business Ethics that informs the Company's directors and employees of their legal and ethical obligations to the Company and set a high standard of business conduct. The Code of Business Ethics applies to all employees and, where applicable, to directors of the Company. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Business Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation's web site, the address of which is www.dalecoresources.com.

Shareholder Communication with the Board - Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary's Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, PA 19382. The independent directors have requested that the Secretary of the Company act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board's responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials and frivolous or inappropriate communications will not be forwarded.

Director Nominee Procedures

There have been no changes in the procedures by which security holders may recommend nominees to the Board after the Company last provided disclosure of such procedures.

BOARD COMMITTEES AND MEETINGS

Audit Committee

The Board has established an audit committee (the “Audit Committee”) in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended, that currently consists of Messrs. Gilbert and Maxwell. Mr. Maxwell serves as Chairperson of the Audit Committee. It has been determined by the Board that each member of the Audit Committee meets the applicable NASDAQ independence requirements and that Lord Gilbert is an Audit Committee “financial expert,” as defined in Item 401 of Regulation S-K, due to his business experience and background described previously within this Proxy Statement. The Audit Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Shareholders. The Audit Committee operates pursuant to a charter that was adopted by the Board in December 2005. A copy of the Audit Committee charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 as Exhibit 3.2. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Company and its subsidiaries so as to assure (i) that the overall audit coverage of the Company and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Company and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Company regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. The Audit Committee held one meeting during fiscal 2011.

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Compensation Committee

The Board has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Grady and Maxwell. Mr. Grady serves as Chairperson of the Compensation Committee. It has been determined by the Company’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Compensation Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Shareholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Compensation Committee Charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as Exhibit 3.6. The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer and other executive officers and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other officers of the Company, establishing that all compensation for executive officers and other officers is in compliance with securities law provisions, and review and approval of the Company’s equity-based incentive programs. The By-laws do not provide the Compensation Committee with any delegation authority regarding its duties. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held one meeting during fiscal 2011.

Non-qualified Independent Director Stock Option Plan Committee

The Board established a Non-qualified Independent Director Stock Option Plan committee (the “Non-qualified Independent Director Stock Option Plan Committee”) that currently consists of Messrs. Grady, Martin and Maxwell. Mr. Grady serves as Chairperson of the Non-qualified Independent Director Stock Option Plan Committee. The Non-qualified Independent Director Stock Option Plan Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Shareholders. The Committee operates pursuant to the Non-qualified Independent Director Stock Option Plan approved by the Shareholders at the Company's Annual Meeting in March 2004 (“Plan”). The Plan provides for award of incentive options to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company. A copy of the Plan is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as Exhibit 10.21. The Non-qualified Independent Director Stock Option Plan Committee held one meeting during fiscal 2011.

Nominating and Governance Committee

The Board has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Grady and Maxwell. Mr. Grady serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Board that each member of the Nominating and Governance Committee meets NASDAQ independence requirements. The Nominating and Governance Committee members are appointed annually by the Board at its annual meeting immediately following the Annual Meeting of Shareholders. The Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in April 2008. A copy of the Nominating and Governance Committee Charter can be found on the Company’s website (www.dalecorsources.com) and is attached to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 as Exhibit 3.5. The duties of the Nominating and Governance Committee include identification and nominations to the Board of candidates for election as Directors of the Company and the development and review of the Company’s Corporate Governance Principles. As part of its assigned duties, the Nominating and Governance Committee will review the Corporate Governance Policy principles and report to the Board as to their acceptability in scope and application, as well as recommend any future amendments thereto. The Nominating and Governance Committee held one meeting during fiscal 2011.

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The Nominating and Governance Committee uses different sources to identify Board candidates, including the Company’s executive officers and current members of the Board. The Nominating and Governance Committee also considers the nomination of candidates for Director recommended by Shareholders in conformance with the appropriate tests and standards. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership, regardless of the original source of the candidate’s nomination. Recommendations to the Nominating and Governance Committee from Shareholders regarding candidates must be delivered to the Company’s Corporate Secretary no later than the close of the Company’s fiscal year, September 30, prior to the Annual Meeting of Shareholders at which the nominating shareholder proposes that the recommended candidate stand for election.

Article III of the Company’s By-laws authorizes Director nominations to be made by Shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a Director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Company will be best served if its Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, no person is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, as set forth on such person’s filings with the Securities and Exchange Commission (“SEC”) and the records of the Company.

SECTION 16(a) BENEFICIAL OWNWESHIP REPORTING COMPLIANCE

The Company does not know of any beneficial owner of more than ten percent of its Common Stock.

The Company received no Forms 5 filed by any party. Based upon a review of Forms 3 and 4 filed during the fiscal year ended September 30, 2011 and information as of September 30, 2011 concerning beneficial ownership known to the Company for which a Form 3 or 4 should have been filed as relating to persons subject to Section 16(a):

1)	Dov Amir, a Director through July 11, 2011, has included an option to purchase 500,000 shares of Common Stock granted to him in December 2009 on Form 4 filed on January 25, 2011, that was not timely;
2)	Lord Gilbert has not filed any forms required by Section 16 of the Exchange Act;
3)	Mr. Grady had not filed Forms 4 to report the acquisition of 142,857, 81,428 and 71,429 shares of Common Stock during fiscal 2011, 2010 and 2009, respectively;
4)	Mr. Haessler had not filed any forms required by Section 16 of the Exchange Act;
5)	Mr. Maxwell has included an option to purchase 200,000 shares of Common Stock granted to him on April 26, 2011on Form 4 filed on May 2, 2011, that was not timely;

6)	Mr. Novinskie has included an option to purchase 500,000 shares of Common Stock granted to him in December 2009 on Form 4 filed on January 21, 2011, that was not timely.

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Security Ownership of Management

The following information indicates the beneficial ownership by all executive officers and Directors of the Company as a group, each individual Director and each individual officer named in the Summary Compensation Table, of the outstanding Common Stock as of the Record Date:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Richard W. Blackstone	225,000 shares	(1)	0.46	%(9)
Lord Gilbert [John]	500,000 shares	(2)	1.01	%(9)
David A. Grady	765,714 shares	(3)	1.55	%(9)
Carl A. Haessler	880,990 shares	(4)	1.78	%(9)
Robert E. Martin	1,930,000 shares	(5)	3.90	%(9)
Charles T. Maxwell	488,096 shares	(6)	0.98	%(9)
Gary J. Novinskie	1,478,308 shares	(7)	2.98	%(9)
All directors, nominees and current executive and other officers as a group (7 persons)	6,268,108 shares	(8)	12.28	%(10)

(1)	The stock ownership of Mr. Blackstone consists of 100,000 shares owned by him directly and 125,000 shares obtainable on exercise of options exercisable within 60 days of the Record Date.
(2)	The stock ownership of Lord Gilbert [John] consists of 350,000 shares owned by him directly and 150,000 shares obtainable on exercise of options exercisable within 60 days of the Record Date.
(3)	The stock ownership of Mr. Grady consists of 324,286 shares held by him directly, 110,000 shares held by the David & Barbara Grady Revocable Trust of which he is a trustee, 50,000 shares held by the Grady Survivor’s Trust of which he is a trustee, 81,428 shares held by Real Asset Management, LLC. of which he is an officer, and 200,000 shares obtainable on exercise of stock options exercisable within 60 days of the Record Date.
(4)	The stock ownership of Mr. Haessler consists of 482,700 shares owned by him directly 158,290 shares held by a trust of which he is a trustee, and 240,000 shares obtainable on the conversion of 30,000 shares of Series B Preferred Stock owned by him directly (assuming a conversion date as of the Record Date).
(5)	The stock ownership of Mr. Martin consists of 1,680,000 shares owned by him directly and 250,000 shares obtainable on exercise of options exercisable within 60 days of the Record Date.
(6)	The stock ownership of Mr. Maxwell consists of 66,667 shares owned by him directly, 321,429 shares obtainable on conversion of his holdings of the 7.25% Convertible Debentures owned by him directly (assuming a conversion date of March 18, 2012) and 100,000 shares obtainable on exercise of options exercisable within 60 days of the Record Date.
(7)	The stock ownership of Mr. Novinskie consists of 1,083,866 shares owned by him directly, 19,442 shares held by his wife, and 375,000 shares obtainable on exercise of options exercisable within 60 days of the Record Date. Mr. Novinskie disclaims beneficial ownership of the shares held by his wife.
(8)	This group consists of seven persons, six of whom are directors of the Company and Mr. Blackstone.
(9)	The applicable percentage ownership is based on 49,287,204 shares of Common Stock outstanding as of the Record Date, plus all securities exercisable or convertible by such beneficial owner into shares of Common Stock within 60 days of the Record Date.
(10)	The applicable percentage ownership is based on 49,287,204 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible by such seven beneficial owners into shares of Common Stock within 60 days of the Record Date.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers to give perspective to the data we present in the compensation tables, as well as the narratives that follow the tables.

Executive Summary

We provided the following compensation to our named executive officers (Messrs. Novinskie, Blackstone and Martin) for fiscal 2011:

•	No salary increases were granted during 2011
•	No annual incentive bonuses.

In our effort to keep management aligned with long-term shareholder value, we have awarded options for the purchase of shares of Common Stock as follows:

•	During fiscal 2010, Mr. Novinskie was granted an option to purchase 500,000 shares at $0.21 per share. This option expires in December 2014. During fiscal 2011, no options were granted to Mr. Novinskie.
•	During fiscal 2010, no option was granted to Mr. Blackstone. During fiscal 2011, an option to purchase 250,000 shares at $0.22 per share was granted to Mr. Blackstone. This option expires in April 2016.
•	During fiscal 2010, no option was granted to Mr. Martin. During fiscal 2011, an option to purchase 500,000 shares at $0.22 per share was granted to Mr. Martin. This option expires in April 2016.

In addition, the named executive officers each have equity positions in the Company and the Company has not been in a financial condition to fully pay the base compensation to such officers. Our Compensation Committee believes the above pay outcomes were appropriate in the context of the financial and shareholder return performances described above.

Executive Compensation Program Philosophy and Objectives

We reward our named executive officers (identified in our Summary Compensation Table below) and other officers for their efforts in helping us achieve market or above-market results and for helping us take important steps to meet our long-term strategic goals. As a result, our basic executive compensation philosophy remains to “pay for performance.”

For us, a “pay for performance” philosophy means providing market compensation packages when performance meets our expectations, but also realizing that results below our expectations may result in below-market compensation packages. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

•	attract, motivate and retain key executive talent;
•	incentivize our named executive officer and other officers to help us achieve superior financial and operational performance; and
•	continue to align our named executive officer’s and other officers’ compensation interests with our goal of creating long-term shareholder value.

We believe that our executive compensation program should not be overly influenced by the short-term performance of our stock, but should instead promote long-term shareholder value. Our named executive officers and other officers are already individually focused on promoting long-term shareholder value because they are each significantly invested in our common stock. Our experience, however, has been that utilizing salary, annual cash incentive awards, and long-term equity-based awards as the primary elements of our executive compensation program is the best way to continue to align our executives’ compensation interests with our goal of promoting long-term shareholder value. We also understand that our executive compensation program provides a starting point, or baseline of comparison, for the compensation that we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

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While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors consist of the executive’s range of responsibilities and related performance measures, amounts paid to executive officers with similar responsibilities in similarly situated companies and other individual factors affecting each executive’s performance.

Compensation Administration

The Compensation Committee of our Board, which we refer to as our Compensation Committee, reviews and determines the compensation for our named executives and other officers. The compensation that we paid our named executive and other officers in fiscal years 2011 and 2010 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other things, structuring and administering the compensation programs and plans in which our named executive and other officers participate.

Compensation Processes, Procedures and Benchmarking

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled April meeting. Historically, at this meeting, our Compensation Committee first reviews the elements of each named executive officers’ total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the executive and other officers who report to him, but those officers are not present in the meeting during compensation deliberations. The chairman of the Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer and other officers, who are absent from the meeting at that time.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officer and other officers. In general, when setting each component of compensation for our named executive and other officers, our Compensation Committee considers the following performance factors:

•	our previous year’s operating results and whether we achieved our performance objectives;
•	the relative value of the executive’s unique skills, competencies and institutional knowledge;
•	the executive’s performance of management and officer responsibilities; and
•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

Our Chief Executive Officer’s compensation is also approved by the full Board of Directors.

Our Compensation Committee granted equity incentive awards in fiscal 2011 and 2010.

We believe the total cash compensation paid (the combination of salary and annual cash incentives) to our named executive and other officers for fiscal 2011 and 2010 were below the compensation paid for executives holding similar positions in our peer group.

Primary Elements of Compensation

We have established executive compensation objectives that are primarily focused on helping us create long-term shareholder value. We believe that we can best achieve our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards, and long-term equity-based incentive awards, which are each described in detail below. Generally, we look at our named executive officer’s and other officers’ complete compensation arrangements when establishing salaries, annual cash and long-term equity incentive awards.

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Salaries - We provide our named executive and other officers with annual salaries both to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named executive officer, salary represents a non-“at risk” cash component of compensation. We establish our salaries at levels designed to reward our named executive and other officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual officer, as determined by our Compensation Committee.

For fiscal year 2011, the amount of each named executive and other officer’s salary did not change substantially from such officers’ base fiscal year 2010 salary. Salaries earned by our named executive officers for fiscal years 2011 and 2010 appear below in the “Salary” column of our 2011 Summary Compensation Table. The Company is in default in respect to payments required in 2011, 2010, 2009 and prior fiscal years pursuant to its agreements with Messrs. Novinskie, Blackstone and Martin. See Exhibits 10.5, 10.20 and 10.7, respectively, to this Annual Report on Form 10-K for the employment agreements with Messrs. Novinskie, Blackstone and Martin. In January 2009, Mr. Blackstone and the Company mutually agreed to amend Mr. Blackstone’s employment contract with the Company. Mr. Blackstone has agreed to remain with the Company on a part-time basis as its Vice President and Chief Accounting Officer. The Company is also in default in respect to payments required in fiscal 2008 and prior fiscal years pursuant to its agreements with certain executive officers at that time.

Annual Cash Incentive Awards - Although the Company has never done so in the past, it is its desire to provide our named executive officers and other officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. The Board of Directors retains discretionary authority for any such awards recommended by the Compensation Committee. An annual cash incentive payment, if awarded, is made in the fiscal year following the year in which it is earned. No annual cash incentive payments were awarded for fiscal 2010 nor have any been awarded for fiscal 2011.

Long-Term Equity-Based Incentive Awards - Historically, we have used stock options as the primary vehicle for providing long-term incentives to and rewarding our named executive officers and other officers for their efforts in helping to create long-term shareholder value. We have also considered stock options as a retention tool for executive talent. Both of these factors have helped our Compensation Committee determine in past years the type of award and the number of underlying shares that it granted in connection with an equity incentive award. We had historically believed that granting stock options was the best method for motivating named executive officers to manage our company in a manner consistent with the long-term interests of our shareholders because of the direct relationship between the value of a stock option and the market price of our common stock. The following factors, however, have caused us to reevaluate this approach, and we are considering using other forms of equity incentives in the future:

•         the evolution of regulatory, tax and accounting treatment of equity incentive programs, and

•         developments in our strategic objectives.

We have historically granted stock options to our named executive officers and other officers in conjunction with our Compensation Committee’s regular meeting. See the Summary Compensation Table for information regarding options awarded to the named executive officers during fiscal 2011 and 2010.

We anticipate granting further equity awards to our named executive and other officers. We also anticipate refining the details of our equity award program, including revisiting our policies and practices regarding the timing of awards and Compensation Committee approval, when, and if, we grant equity awards to named executive and other officers.

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Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our group life, health, hospitalization and/or medical reimbursement plans. These plans do not discriminate in scope, terms or operation, in favor of executive officers or Directors and are available generally to all salaried employees. Messrs. Blackstone and Martin did not participate in such plans during fiscal 2011 and 2010.The Company does not have a 401(k) savings plan or a deferred compensation program. We do not make post-termination payments and benefits available to our named executive officers. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites - We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees, and believe that this arrangement is consistent with our “pay for performance” philosophy. During fiscal 2011 and 2010, we offered our named executive officer no perquisites.

Health and Welfare Benefits - We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our officers. We believe that these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our President is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all salaried employees. These benefits include vacation and personal time; paid holidays; medical and long and short-term disability insurance programs.

Pension Benefits - We do not provide defined benefit pension arrangements or post-retirement health coverage for our officers, as we do not believe that providing these types of benefits to our officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

Retirement and Employee Stock Ownership Plans

We do not provide a 401(k) savings plan or any other form of a tax-qualified retirement plan, nor any employee stock ownership plan.

Employment and Severance Agreements

We do maintain employment agreements with Messrs. Novinskie and Blackstone. Such agreements generally include specific cash payments in the event the officer’s employment is terminated other than for cause or terminated by the officer for good reason as set forth in such agreement. The agreement does not require the officer to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreement are not subject to reduction for other compensation earned by the officer after termination. The agreement does have an expiration date. We believe that this agreement was necessary for us to attract and retain these officers. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.

Stock Ownership Guidelines

As discussed above and as disclosed below in the beneficial ownership tables, our named executive officers have a substantial equity interest in the Company. As a result, we do not have a formal policy requiring that our named executive officers own any predetermined amount of our stock. However, as indicated above, a primary objective of our “pay for performance” philosophy is to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value. We therefore encourage our current named executive officers to continue to maintain an equity ownership in the company, which ownership further aligns their compensation interests with the interests of our shareholders.

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Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise.

Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, we have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation-Related Risk Assessment

In 2011, the Compensation Committee reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. The Compensation Committee conducted an assessment of our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices. Further, the Compensation Committee discussed the structure of the compensation program with independent Directors.

Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place, discussions with the independent Directors, as well as the Compensation Committee's formal review and discussion, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

EXECUTIVE COMPENSATION

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), provides for the Shareholders to take an advisory vote to indicate how frequently we should seek further advisory votes on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. The Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company. The Board of Directors considered that given the nature of our compensation programs, a triennial vote would be sufficient for the Shareholders to provide us with their input on our compensation philosophy, policies and practices. At the 2011 annual meeting of shareholders held on April 26, 2011 (the “2011 Annual Meeting”), the shareholders voted in favor of such three-year interval for the future advisory voting on executive compensation.

The Dodd-Frank Act enables Shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the named executive officers as disclosed in the proxy statement in accordance with rules and regulations of the Securities and Exchange Commission. This vote, commonly known as a “say-on-pay” vote, gives Shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the proxy statement. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of the Shareholders. For fiscal 2011 and 2010, the principal components for our named executive officer were base salary and equity-based incentive compensation. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2011 and 2010 compensation of our named executive officers.

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While the “say-on-pay” vote is advisory only and is not binding on the Company, the Compensation Committee and the Board, the Board of Directors highly values the opinions of the Shareholders and will take into consideration the Shareholders’ comments when evaluating appropriate responses to address those valid concerns.

At the 2011 Annual Meeting, the Shareholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders. In accordance with that vote taken at the Company’s 2011 Annual Meeting, the Shareholders voted to conduct a vote on this issue every three years.

Executive Officers

The following is a list of names and ages of all of the executive and other officers of the Company indicating all positions and offices held by such person and each person’s principal occupation or employment with the Company. The executive officers are elected annually by the Board of Directors.

Name	Principal Occupation	Age	Executive Officer Since
Gary J. Novinskie	Interim Chief Executive Officer since August 2007, President and Chief Financial Officer since 1997	61	1996
Richard W. Blackstone	Vice President and Chief Accounting Officer since 2006; Secretary from October 2006 through January 2009	54	2006(1)
Robert E. Martin	President of CAMI	83	2008(2)
David A. Grady	Secretary since February 2009	66	2009(2)

(1)	Mr. Blackstone’s employment contract with the Company was amended in January 2009 by mutual agreement to compensate him on a consulting basis. Mr. Blackstone continues to serve as the Company’s Vice President and Chief Accounting Officer. Mr. Blackstone joined the Company in October 2006 as its Secretary and Controller. Prior to joining Daleco, Mr. Blackstone served as Vice President - Chief Financial Officer of Broad Street Financial Company and Broad Street Energy Company, privately held companies in Columbus, Ohio. From 1986 to 1991, he held various positions including Vice President, Chief Financial Officer and Director of Omni Exploration, Inc., a publicly traded oil and gas company. Mr. Blackstone held various positions including that of Senior Accountant with Deloitte & Touche LLP. In addition to the foregoing, Mr. Blackstone's broad background includes positions with companies involved in the real estate, insurance, franchise, fast food and coal extraction industries. Mr. Blackstone holds a BBA degree in accounting from Ohio University. He is a Certified Public Accountant, licensed in the State of Ohio.

(2)	Currently, Messrs. Martin and Grady do not have employment contracts with the Company.

The following tables and narratives provide, for the fiscal years ended September 30, 2011 and 2010, descriptions of the cash compensation paid by the Company, as well as certain other compensation, to Messrs. Novinskie, Blackstone and Martin (referred to as named executive officers).

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2011 Summary Compensation Table

The following table summarizes compensation earned during fiscal 2011 and 2010 by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(f)	(f)	(j)
Gary J. Novinskie, Interim Chief Executive Officer,	2011	$100,000	$0	$0	$100,000
President and Chief Financial Officer	2010	$100,000	$57,324	$0	$157,324
Richard W. Blackstone, Vice President and Chief Accounting	2011	$0	$51,729	$101,150	$152,879
Officer(2)	2010	$0	$0	$92,860	$94,860
Robert E. Martin,	2011	$0	$103,457	$0	$103,457
President of CAMI	2010	$0	$0	$0	$0

1)	The dollar amount reported in the Option Awards column represents the grant date fair value of each award calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts were included in the Notes to Consolidated Financial Statements. In December 2009, Mr. Novinskie was granted an option to purchase 500,000 shares of Common Stock and the option is exercisable through December 2014 at an exercise price of $0.21 per share. The option vested 50% in December 2010 and vests 25% in each of December 2011 and 2012. In April 2011, the Board of Directors granted (a) an option to Mr. Martin to purchase 500,000 shares of Common Stock and (b) an option to Mr. Blackstone to purchase 250,000 shares of Common Stock. The options are exercisable through April 2016 at an exercise price of $0.22 per share. The options granted to Messrs. Martin and Blackstone vest 50% in April 2012 and 25% in each of April 2013 and 2014.
2)	During fiscal 2011 and 2010, Mr. Blackstone was compensated on a consulting basis pursuant to the January 2009 amendment to his employment agreement.

Equity Compensation Plan Information Table

The following table contains information as of September 30, 2011 regarding securities authorized for issuance under equity plan compensation plans including the Non-Qualified Independent Director Stock Option Plan and individual compensation arrangements:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	600,000	$0.24	200,000
Equity compensation plans and arrangements not approved by security holders (2)	1,950,000	$0.26	-
Total (2)	2,550,000	$0.26	200,000

(1)	See the Director Compensation table.
(2)	See Note 9 of the Notes to Consolidated Financial Statements.

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Outstanding Equity Awards at 2011 Fiscal Year End Table

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal 2011:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Novinskie (1)	250,000	250,000	$0.21	12/20/14
Blackstone (2)	200,000	-	$0.67	10/3/11
Blackstone (3)	-	250,000	$0.22	4/25/16
Martin (3)	-	500,000	$0.22	4/25/16

(1)	In December 2009, Mr. Novinskie was granted an option to purchase 500,000 shares of Common Stock. The option is exercisable through December 2014 at an exercise price of $0.21 per share. The option vested 50% in December 2010 and vests 25% in each of December 2011 and 2012.
(2)	In October 2006, Mr. Blackstone was granted an option to purchase 200,000 shares of Common Stock. The option is exercisable through October 2011 at an exercise price of $0.67 per share. The option vested 50% in October 2007 and vested 25% in each of October 2008 and 2009.
(3)	In April 2011, the Board of Directors granted (a) an option to Mr. Martin to purchase 500,000 shares of Common Stock and (b) an option to Mr. Blackstone to purchase 250,000 shares of Common Stock. The options are exercisable through April 2016 at an exercise price of $0.22 per share. The options granted to Messrs. Martin and Blackstone vest 50% in April 2012 and 25% in each of April 2013 and 2014.

2011 Options Exercised

The named executive officers did not exercise any options during fiscal years 2011 and 2010.

2011 Pension Benefits

The Company does not maintain any defined benefit plans or other plans with specified retirement benefits in which its named executive officers participate.

2011 Nonqualified Deferred Compensation

The Company does not maintain any nonqualified deferred compensation plans in which its named executive officers participate.

Potential Payments Upon Termination or Change in Control

Messrs. Novinskie and Blackstone may terminate employment with the Company under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death and disability. Except as discussed below, the Company generally limits the payments or other forms of compensation that the Company will provide its named executive officers when their employment with the Company is terminated to compensation elements that the Company provides all its employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

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At September 30, 2011, the Company was a party to Employment Agreements with Messrs. Novinskie and Blackstone (see Exhibits 10.5 and 10.20, respectively, to this Annual Report on Form 10-K) which provide for the officer to receive certain cash payments and other benefits if his employment with the Company is terminated other than for cause. Cause generally means the employee’s willful engaging in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of the Company or involves misappropriation of the Company’s funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment.

Tabular Disclosure. The table below reflects the estimated amount of payments or compensation the named executive officer may receive under particular termination scenarios. The amounts shown in the tables below assume that the named executive officer is terminated as of September 30, 2011. Actual amounts that may be paid to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination. The following table shows the potential payments upon termination under various circumstances for Messrs. Novinskie and Blackstone:

Benefits and Payments Upon Termination	Termination by Company Without Cause or Voluntary Termination for Good Reason on 09/30/11 (4)	Termination by Company With Cause or Voluntary Termination Without Good Reason on 09/30/11	Termination Subsequent to a Change in Control on 09/30/11 (4)		Termination by Death on 09/30/11 (4)	Termination by Disability on 09/30/11 (3) (4)
Compensation:
Salary (1)
Novinskie	$200,000	$0	$200,000		$200,000	$200,000
Blackstone	$180,000	$0	$180,000		$180,000	$180,000

Base salary lump sum
Novinskie	$300,000	$0	$300,000	(2)	$0	$0
Blackstone	$270,000	$0	$270,000	(2)	$0	$0

(1)	As of September 30, 2011, the amount of base salary and compensation payable to the named executive officer for services rendered during prior fiscal years has not been paid in full. See Notes to Consolidated Financial Statements.
(2)	For a termination subsequent to a change in control, this amount represents a lump sum cash payment based on the officer’s annual salary.
(3)	This amount reflects an assumption that the officer will receive the maximum available disability payment.
(4)

All options granted to the executive shall become fully vested in executive and he shall have a period of three years from the date of termination to exercise any such options. These amounts reflect an assumption that the officer will receive the maximum available disability payment.

COMPENSATION OF DIRECTORS

2011 Director Compensation Table

The Company does not make any cash compensation to its Directors. The Company does reimburse expenses incurred by our non-employee Directors to attend Board and Committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees. Independent Directors are eligible to participate in the Company’s Nonqualified Independent Director Incentive Stock Option Plan.

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The following table summarizes compensation earned during the 2011 fiscal year by our non-employee Directors:

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
(a)	(b)	(d)	(h)
Dov Amir (2)	$0	$0	$0
Lord Gilbert	$0	$0	$0
David A. Grady	$0	$0	$0
Carl A. Haessler	$0	$0	$0
Charles T. Maxwell (3)	$0	$41,383	$41,383

(1)	The dollar amount reported in the Option Awards column represents the grant date fair value of each award calculated in accordance with FASB ASC Topic 718 using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Notes 1 and 9 of Notes to Consolidated Financial Statements.

(2)	Mr. Amir voluntarily resigned from the Board of Directors on July 11, 2011.

(2)	In April 2011, Mr. Maxwell was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $0.22 per share under the Company’s Nonqualified Independent Director Incentive Stock Option Plan. The option vests 50% in April 2012 and vests 25% in each of April 2013 and 2014. The option is exercisable through April 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of September 30, 2011, the Compensation Committee consisted of Messrs. Grady and Maxwell. None of the current members of the Compensation Committee during fiscal 2011 had any related person transaction with the Company required to be disclosed under Item 404 of Regulation S-K. Currently, no executive officer of the Company is serving as a member of the Compensation Committee or Board of Directors of any other entity that had an executive officer serving as a member of the Company’s Board or Compensation Committee such that the service would constitute an interlock under Item 404 of Regulation S-K. The Compensation Committee had one meeting in fiscal 2011.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,
/s/David A. Grady
David A. Grady, Chairperson
Charles Maxwell

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AUDIT COMMITTEE REPORT

The following report has been submitted by the Audit Committee:

The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board to be independent under the requirements of NASDAQ and SEC rules. In addition, the Board has determined that Mr. Gilbert is a “financial expert” as defined by SEC rules. The Audit Committee held one meeting during fiscal 2011. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Company’s web site at www.dalecoresources.com and at Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;
•	Approval of the fees and other compensation to be paid to the Company’s independent auditor;
•	Pre-approval of all auditing services and permitted non-audit services by the Company’s independent auditor;
•	Review of the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K;
•	Oversight of the review and response to complaints made to the Company regarding accounting, internal accounting controls and auditing matters; and,
•	Review and approval of related party transactions.

Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Vasquez & Company LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. In the event that the aggregate market value of the voting and non-voting common equity held by non-affiliates on March 31 of a fiscal year (i.e., end of the second fiscal quarter) exceeds $75 million, the Company’s independent registered public accounting firm will be responsible in the subsequent fiscal year for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Such audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Company’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Company’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has reviewed and discussed with management and Vasquez & Company LLP the audited financial statements for the fiscal year ended September 30, 2011. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management. The Audit Committee also reviewed and discussed with Vasquez & Company LLP its report on the Company’s consolidated financial statements as of September 30, 2011 and 2010 that such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of September 30, 2011 and 2010, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

22

The Audit Committee reviewed with Vasquez & Company LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3526. In addition, the Audit Committee discussed with Vasquez & Company LLP their independence from management, and the Audit Committee has received from Vasquez & Company LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Vasquez & Company LLP’s communications with the Audit Committee concerning independence.

Based on its review of the audited consolidated financial statements and discussions with management and Vasquez & Company LLP, referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended September 30, 2011 in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

/s/ Charles T. Maxwell
Charles T. Maxwell, Chairperson
Lord Gilbert

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Vasquez & Company LLP, an independent registered public accounting firm, has served as the Company’s independent auditors since 2005 and audited the consolidated financial statements for the fiscal years ended September 30, 2011 and 2010. The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has appointed Vasquez & Company LLP to audit the Company’s financial statements for the year ending September 30, 2012.

Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Company’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Vasquez & Company LLP is not ratified by the holders of a majority of the shares represented at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Company’s auditors for the 2013 fiscal year.

It is not expected that a representative of Vasquez & Company LLP will be present at the Annual Meeting.

The Board of Directors recommends a vote "FOR" the ratification of Vasquez & Company LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2012 by executing and returning the enclosed proxy card.

AUDIT AND RELATED FEES

The following table recaps Vasquez & Company LLP fees pertaining to the fiscal years ended September 30, 2011 and 2010:

	2011	2010
Audit Fees	$107,140	$131,250
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$107,140	$131,250

23

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding review and pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm. When considering requests for non-audit services, the Audit Committee evaluates whether the proposed engagement risks compromise the accounting firm's independence by specifically considering the volume of the proposed non-audit services and whether those non-audit services are likely to cause the accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Company. Absent strong countervailing considerations, the Audit Committee will generally not approve non-audit services if the aggregate fees for non-audit services for the year will exceed the aggregate fees for audit services, audit-related services and tax compliance services for the year. The policy also prohibits the Company’s accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for non-audit services are submitted in writing to the Audit Committee by the Company’s officer or employee requesting such services, along with specific supporting information described in the policy. Typically, the Audit Committee will approve non-audit services provided by the accounting firm that are closely related to the audit services, audit-related services and tax compliance services already being provided by the accounting firm, including due diligence services, subject to the fee policy described above. Between Audit Committee meetings, any two Audit Committee members may review and approve requests for non-audit services in accordance with the policy that are budgeted for $5,000 or less, provided that the pre-approval is reported not later than the next meeting of the Audit Committee. The Audit Committee's pre-approval policies and procedures for non-audit services are described in the Audit Committee Charter. For the fiscal year ended September 30, 2011, all of the services described above were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

Amir Obligations

On July 12, 2011, the Company entered into a Settlement Agreement with Dov Amir (a former Director of the Company) as discussed in Note 6 to the Consolidated Financial Statements included in the Company’s Annual Report for the fiscal year ended September 30, 2011.

Martin Obligations

In connection with the acquisition of CAMI, CAMI owes Robert E. Martin, a director of the Company, the amount of $134,811 (“Martin Debt”). The Martin Debt was to have been satisfied on or before September 18, 2001, but was not and remains outstanding. As of September 30, 2011, the Martin Debt amounts to $134,811 in principal and accrued but unpaid interest totals $118,988. The Martin Debt is evidenced by a note providing for an annual rate of interest of 8% and is guaranteed by Daleco Resources Corporation (“DRC”). As of September 30, 2011, the Company owed Mr. Martin $245,835 in salary and $20,591 in unpaid reimbursable business expenses. As of September 30, 2011, the Company was indebted to Mr. Martin in the aggregate amount of $520,225. These amounts contain no accrued interest.

Novinskie Obligations

Under the terms of Mr. Novinskie’s employment agreement, Mr. Novinskie, currently the President and a Director of the Company, was to have received a cash bonus of $25,000 as of September 30, 2002. This bonus was not paid. As of September 30, 2011, the Company owed Mr. Novinskie $337,292 in salary and $25,000 in bonuses. As of September 30, 2011, the Company was indebted to Mr. Novinskie in the aggregate amount of $362,292. These amounts contain no accrued interest.

24

Haessler Obligations

In connection with the acquisition of CAMI, CAMI owes $83,478 to Carl A. Haessler, a director of the Company, $58,938 to the estate of Eric R. Haessler, Carl A. Haessler, executor, and $20,000 to Alice A. Haessler, Carl A. Haessler, guardian and conservator (collectively the “Haessler Debt”). The Haessler Debt was to have been satisfied on or before September 18, 2001, but was not and remains outstanding. As of September 30, 2011, the Haessler Debt amounts to $162,416 in principal and accrued but unpaid interest totals $143,353. The Haessler Debt is evidenced by notes providing for an annual rate of interest of 8% and is guaranteed by DRC. As of September 30, 2011, the Haessler Debt and accrued but unpaid interest totals $305,769. Also, the Company owes Series B Preferred Stock dividends to Carl A. Haessler of $264,723 at September 30, 2011.

Blackstone Obligations

At September 30, 2011, the Company owed Mr. Blackstone $184,603 for salary and services provided to the Company. These amounts contain no accrued interest.

Review, Approval Or Ratification Of Transactions With Related Persons

The Company’s Audit Committee reviews and approves or ratifies any transaction between the Company and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Company’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons’ transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter and is posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the Proxy Statement for the 2013 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than September 30, 2012. In addition, shareholder proposals will be considered untimely under the advance notice provision of the Company’s Code of Regulations if received by the Secretary of the Company less than 30 days prior to the date fixed for the 2013 Annual Meeting of Shareholders. In addition, if a shareholder fails to provide the Company notice of any shareholder proposal on or before September 30, 2012, then the Company may vote in its discretion as to the proposal all of the shares for which it has received proxies for the 2013 Annual Meeting of Shareholders.

25

ANTI-TAKEOVER

The Board has not adopted any anti-takeover amendments, but reserves the right to do so. There are presently issued and outstanding 145,000 shares of Series B Preferred Stock, par value $0.01, with a stated value of $10.00 per share, and 48,988,914 shares of Common Stock, par value $0.01. This leaves 19,855,000 shares of preferred stock, authorized but unissued, and 51,011,086 shares of Common Stock, authorized but unissued, available as an anti-takeover device, without giving effect to: (i) the exercise of all outstanding options and warrants held by Management (including members of the Board) (see "Security Ownership of Management"), (ii) a maximum of 1,160,000 shares of Common Stock into which the remaining 145,000 shares Series B Preferred Shares may be converted, (iii) a maximum of 321,429 shares of Common Stock into which the $45,000 of 7.25% Convertible Debentures may be converted, and (iv) a maximum of 1,594,624 shares of Common Stock into which the $398,658 of Convertible Note Payable and interest thereon may be converted at December, 31, 2011. There are options and warrants for the purchase of a total of 5,450,000 shares of Common Stock, including those held by management, outstanding as of the Record Date. For additional information in respect to outstanding warrants and options, see Note 9 to the Notes to Consolidated Financial Statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2011. While the issuance of these potentially available shares are all possible mechanisms which might be considered by the Board to frustrate a hostile takeover of the Company, the Board has not considered taking such actions, and no anti-takeover action has been put into effect.

At the Company's Annual Meeting in March 2004, the Shareholders approved the Company's Non-qualified Independent Director’s Stock Option Plan (“Plan”) for award of incentive options for the purchase of shares of Common Stock to outside directors of the Company. The options granted by this Plan vest over time in the ordinary course and upon certain conditions, one of which would be the merger with or acquisition of the Company with another entity. While the vesting provisions may be deemed by some to be an anti-takeover device, the Plan has not been proposed or viewed by Management in that context. An option the purchase of 200,000 shares of Common Stock, with an exercise price of $0.21 per share, was awarded to Lord Gilbert during fiscal 2010 and such option remains unexercised as of the Record Date. An option for the purchase of 200,000 shares of Common Stock, with an exercise price of $0.28 per share, was awarded to Mr. Grady during fiscal 2007 and such option remains unexercised as of the Record Date. An option for the purchase of 200,000 shares of Common Stock, with an exercise price of $0.22, was awarded to Mr. Maxwell during fiscal 2011 and such options remain unexercised as of the Record Date.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers discretionary authority upon the proxy holders to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Company.

INCORPORATION BY REFERENCE

The Company incorporates herein by reference the audited financial statements of the Company as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 21, 2011

The Notice, Proxy Statement, Proxy Card and the Company’s 2011 Annual Report to Shareholders, are available free of charge at /www.proxyvote.com.

By Order of the Board of Directors,
/s/ Gary J. Novinskie
Gary J. Novinskie Interim Chief Executive Officer and President

Dated: April 20, 2012

26

DALECO RESOURCES CORPORATION
c/o Broadridge
1717 Arch St., Suite 1300
Philadelphia, PA 19103

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Lord Gilbert (John) 02 David A. Grady 03 Carl A. Haessler 04 Robert E. Martin 05 Charles T. Maxwell
06 Gary J. Novinskie

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To Ratify the Selection of Vasquez & Company LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending 2012.	☐	☐	☐
3. Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

02 0000000000

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000139092_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

DALECO RESOURCES CORPORATION
Annual Meeting of Shareholders
May 24, 2012 10:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert E. Martin and Gary J. Novinskie and each of them, jointly and severally, proxies with full power of substitution to vote, as designated below, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Daleco Resources Corporation to be held on May 24, 2012, at the Days Hotel West Chester & Conference Center, 943 South High Street, West Chester, Pennsylvania 19382, at 10:30 a.m., Eastern Standard Time, or any adjournment thereof.

If instructions are not given in the spaces provided, the shares represented by this Proxy, duly executed, will be voted in favor of the election of directors named in Proposal 1, in favor of Proposal for the ratification of Vasquez & Company, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2012 in Proposal 2; and in the discretion of the persons appointed proxies hereby as to any other business that may properly come before the meeting and any adjournment thereof in Proposal 3.

Continued and to be signed on reverse side

0000139092_2 R1.0.0.11699